Form 4 Joint Filer Information

   Name:  Harvey P. Eisen

   Address:  100 South Bedford Road, Mt. Kisco NY 10549

   Designated Filer:  Bedford Oak Advisors, LLC

   Issuer & Ticker Symbol:  National Holdings Corporation (NHLD)

   Date of Event Requiring Statement:  January 6, 2011